UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: June 30, 2020
Date of Report: July 6, 2020

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2431 E. 61st Street, Suite 850
Tulsa, Oklahoma

(Address of principal executive offices)

74136

(Zip code)

(918) 743-7575

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	MCEP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2020, Chad B Roller, President and Chief Operating Officer, and Charles L. McLawhorn, III, Vice President, General Counsel and Corporate Secretary, informed Mid-Con Energy Partners, LP’s (the “Partnership”) general partner, Mid-Con Energy GP, LLC of their immediate resignation. Both Mr. Roller and McLawhorn will be leaving the Partnership to pursue an opportunity with Contango Oil & Gas Company. As recently announced, the Partnership entered into a Management Services Agreement with Contango Resources, Inc., a subsidiary of Contango Oil & Gas Company, effective July 1, 2020 whereby it will provide operational, administrative and management services to the Partnership. Messrs. Roller and McLawhorn will continue to provide services to the Partnership pursuant to that Management Services Agreement.

Messrs. Roller and McLawhorn did not resign due to any disagreement with the Partnership or any matter relating to the Company’s operations, policies or practices. Subsequent to Messrs. Roller and McLawhorn’s departures, their duties and responsibilities will be assumed by other members of the management team until formal appointments are made by the Board of Directors; however, no compensation arrangements have been changed for the remaining officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
		By:	Mid-Con Energy GP, LLC
its general partner

Dated:	July 6, 2020	By:	/s/Sherry L. Morgan
Sherry L. Morgan
Chief Accounting Officer

2